11:40:02 AM                                             EXHIBIT 99. 4


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1994-D

                            KEY PERFORMANCE FACTORS
                                      JUNE, 1996



        Expected B Maturity                                       11/17/97


        Blended Coupon                                            5.74647%


        Excess Protection Level
          3 Month Average                                            5.11%
        June, 1996                                                   5.38%
        May, 1996                                                    4.84%
        April, 1996                                                  5.12%


        Cash Yield                                                  16.85%


        Investor Charge Offs                                         4.11%


        Base Rate                                                    7.36%


        Over 35 Day Delinquency                                      3.97%


        Seller's Interest                                           19.37%


        Total Payment Rate                                          10.78%


        Total Principal Balance                         $16,975,561,627.28


        Investor Participation Amount                    $1,000,000,000.00


        Seller Participation Amount                      $3,287,686,627.28